UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 21, 2006


                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                     000-28167               52-2126573
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(State or other jurisdiction         (Commission             (IRS Employer
     of incorporation)               File Number)          Identification No.)


600 Telephone Ave, Anchorage, Alaska                             99503
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(Address of principal executive offices)                       (Zip Code)



      Registrant's telephone number, including area code 907  297-3000
                                                         -------------

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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01         Other Events

On June 21, 2006, the Company issued a press release announcing that the Board of Directors of the Company declared a quarterly cash dividend of $0.215 per share on the Company's common stock. The first quarter dividend is payable on July 19, 2006 to stockholders of record on the close of business on June 30, 2006. The Company has approximately 42 million shares of common stock outstanding as of June 7, 2006. The information relating to the dividend is in the press release attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 9.01   Financial Statements and Exhibits


Exhibit No.            Description

Exhibit 99.1           Alaska Communications Systems Group, Inc.
                       Press Release dated June 21, 2006

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.



Date:    June 22, 2006            Alaska Communications Systems Group, Inc.

                                           /s/ David Wilson
                                           --------------------------------
                                           David Wilson,
                                           Senior Vice President and
                                           Chief Financial Officer